UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 23, 2015
(Date of Report/Date of earliest event reported)
SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)
WISCONSIN	1-7626	39-0561070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)

(414) 271-6755
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE OF FISCAL YEAR.

On April 23, 2015, the Board of Directors (the “Board”) of Sensient Technologies Corporation (the “Company”) amended the first sentence of Section 3.2(a) of the By-Laws to provide that the number of directors of the corporation shall be ten (10), and amended paragraph 2 of the Corporate Governance Guidelines to provide that the Board shall be comprised of 10 directors, each effective immediately.

The By-Laws and Corporate Governance Guidelines, as amended, were promptly posted on the Company’s website, www.sensient.com.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the Company’s 2015 Annual Meeting of Shareholders, held on April 23, 2015, the following actions were taken:

The following Directors were each elected for a one-year term of office:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Hank Brown	41,716,266	472,416	1,574,002
Dr. Joseph Carleone	41,984,707	203,975	1,574,002
Edward H. Cichurski	41,094,135	1,094,547	1,574,002
Dr. Fergus M. Clydesdale	41,639,780	548,902	1,574,002
James A.D. Croft	41,641,913	546,769	1,574,002
Kenneth P. Manning	41,497,180	691,502	1,574,002
Paul Manning	41,651,430	537,252	1,574,002
Deborah McKeithan-Gebhardt	41,979,523	209,159	1,574,002
Dr. Elaine R. Wedral	41,992,063	196,619	1,574,002
Essie Whitelaw	41,679,061	509,621	1,574,002

The compensation of the Company’s named executive officers was approved by shareholders in an advisory vote, with 41,177,608 shares voted for, 834,006 shares voted against, 177,068 shares abstaining and 1,574,002 broker non-votes.

The amendment to the Company’s Amended and Restated Articles of Incorporation to provide for a majority voting standard for uncontested elections of directors was approved, with 41,811,789 shares voted for, 258,207 shares voted against, 118,686 shares abstaining and 1,574,002 broker non-votes.

The shareholders also approved a proposal by the Board of Directors to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors to conduct the annual audit of the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 2015. The shareholders cast 43,184,619 votes in favor of this proposal, 496,194 votes against, and there were 81,871 shares abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION (Registrant)

By:	/s/ John L. Hammond
Name:	John L. Hammond
Title:	Senior Vice President, General Counsel and Secretary
Date:	April 28, 2015